Exhibit 99.1

DOTOMI, INC. AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2010
(With Independent Auditor's Report Thereon)

DOTOMI, INC. AND SUBSIDIARY
Consolidated Financial Statements
December 31, 2010
Table of Contents

Page(s)

Independent Auditors' Report	1

Consolidated Balance Sheet, December 31, 2010	2 - 3

Consolidated Statement of Income, Year ended December 31, 2010	4

Consolidated Statement of Changes in Stockholders' Equity, Year ended December 31, 2010	5 - 6

Consolidated Statement of Cash Flows, Year ended December 31, 2010	7

Notes to Consolidated Financial Statements	8 - 16

Independent Auditors’ Report

The Board of Directors
Dotomi, Inc.

We have audited the accompanying consolidated balance sheet of Dotomi, Inc. and subsidiary (the Company) as of December 31, 2010, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Dotomi, Inc. and subsidiary as of December 31, 2010, and the results of their operations and cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As described in note 2 to the accompanying consolidated financial statements, accumulated deficit and additional paid in capital as of December 31, 2009 have been restated to correct a misstatement from the Company’s previously issued consolidated financial statements, which were audited by other auditors.

/s/ KPMG LLP
Chicago, Illinois
May 17, 2011

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2010

Assets

Current assets:
Cash	$15,456,128
Restricted cash	40,055
Accounts receivable, net	14,993,536
Prepaid expenses and other current assets	223,458
Deferred income taxes	111,387
Total current assets	30,824,564

Noncurrent assets:
Restricted cash	120,000
Property and equipment, net	3,687,518
Deferred income taxes	1,766,486
Note receivable – related party	161,928
Total noncurrent assets	5,735,932
Total assets	$36,560,496

(Continued)

DOTOMI, INC. AND SUBSIDIARY
Consolidated Balance Sheet
December 31, 2010

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,480,717
Accrued expenses	5,786,370
Accrued income taxes	2,240,643
Deferred rent	491,638
Total current liabilities:	10,999,368

Noncurrent liabilities:
Deferred rent	305,870
Total noncurrent liabilities	305,870
Total liabilities	11,305,238

Stockholders’ equity:
Series D Convertible Preferred Stock – $0.001 par value. Authorized – 9,750,000 shares; issued and outstanding – 9,708,000 (liquidation preference of $9,708,000)	9,708
Series C Convertible Preferred Stock; $0.001 par value. Authorized – 5,072,752 shares; issued and outstanding – 5,072,750 in 2010 (liquidation preference of $10,652,772 in 2010)	5,073
Series B Convertible Preferred Stock – $0.001 par value. Authorized – 2,857,952 shares; issued and outstanding – 2,857,952 (liquidation preference of $5,050,000)	2,858
Series A-2 Convertible Preferred Stock – $0.001 par value. Authorized – 789,960 shares; issued – 789,960; outstanding – 471,358 (liquidation preference of $360,000)	789
Series A-l Convertible Preferred Stock – $0.001 par value. Authorized – 313,055 shares; issued – 313,055; outstanding – 81,833 (liquidation preference of $150,000)	313
Common stock – $0.001 par value. Authorized – 40,000,000 shares; issued and outstanding – 11,477,140 in 2010	11,477
Additional paid-in capital	27,800,447
Accumulated deficit	(1,868,145)
25,962,520
Less treasury stock, at cost	707,262
Total stockholders’ equity	25,255,258
Total liabilities and stockholders’ equity	$36,560,496

See accompanying notes to consolidated financial statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statement of Income
Year ended December 31, 2010

Revenues	$49,895,839
Cost of revenues	14,346,594
Gross profit	35,549,245

Operating expenses:
General and administrative	6,373,563
Selling and marketing	8,006,706
Operations	4,376,119
Research and development	3,267,167
22,023,555
Income from operations	13,525,690
Other expense	7,159
Income before income tax expense	13,518,531
Income tax expense	5,830,632
Net income	$7,687,899

See accompanying notes to consolidated financial statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statement of Changes in Stockholders' Equity
Year ended December 31, 2010

	Series D Convertible Preferred Stock		Series C Convertible Preferred Stock		Series B Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-1 Convertible Preferred Stock
	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value	Number of shares	$0.001 par value
Balance – December 31, 2009 (as previously reported)	9,708,000	$9,708	5,072,750	$5,073	2,857,952	$2,858	789,960	$789	313,055	$313
Adjustment to additional paid in capital and accumulated deficit resulting from prior period adjustment (see note 2)	—	—	—	—	—	—	—	—	—	—
Balance – December 31, 2009 (restated)	9,708,000	$9,708	5,072,750	$5,073	2,857,952	$2,858	789,960	$789	313,055	$313
Stock based compensation expense	—	—	—	—	—	—	—	—	—	—
Exercise of common stock options and issue of restricted	—	—	—	—	—	—	—	—	—	—
Grant of common stock to accredited investor from treasury	—	—	—	—	—	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	—	—	—	—
Net income	—	—	—	—	—	—	—	—	—	—
Balance – December 31, 2010	9,708,000	$9,708	5,072,750	$5,073	2,857,952	$2,858	789,960	$789	313,055	$313

(Continued)

DOTOMI, INC. AND SUBIDIARY
Consolidated Statement of Changes in Stockholders' Equity
Year ended December 31, 2010

	Common Stock		Additinal paid-in capital			Total stockholders' equity
	Number of shares	$0.001 par value		Accumulated deficit	Treasury stock
Balance – December 31, 2009 (as previously reported)	11,016,511	$11,017	$27,808,283	$(9,832,660)	$(707,834)	$17,297,547
Adjustment to additional paid in capital and accumulated deficit resulting from prior period adjustment (see note 2)	—	—	(276,616)	276,616	—	—
Balance – December 31, 2009 (restated)	11,016,511	11,017	27,531,667	(9,556,044)	(707,834)	17,297,547
Stock based compensation expense	—	—	249,101	—	—	249,101
Exercise of common stock options and issue of restricted common shares	1,094,188	1,094	24,507	—	—	25,601
Grant of common stock to accredited investor from treasury	(633,559)	(634)	(4,828)	—	5,462	—
Purchase of treasury stock	—	—	—	—	(4,890)	(4,890)
Net income	—	—	—	7,687,899	—	7,687,899
Balance – December 31, 2010	11,477,140	$11,477	$27,800,447	$(1,868,145)	$(707,262)	$25,255,258

See accompanying notes to consolidated financial statements.

DOTOMI, INC. AND SUBSIDIARY
Consolidated Statement of Cash Flows
Year ended December 31, 2010

Cash flows from operating activities:
Net income	$7,687,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,118,347
Provision for doubtful accounts	12,758
Stock-based compensation	249,101
Deferred income taxes	3,463,127
Loss on sale of property and equipment	190
Changes in operating assets and liabilities:
Accounts receivable	(8,206,751)
Other current assets	154,356
Accounts payable	488,481
Accrued expenses	3,336,650
Accrued income taxes	2,198,420
Other long term liabilities	(89,523)
Net cash provided by operating activities	10,413,055

Cash flows from investing activities:
Decrease in restricted cash	45,216
Purchases of property and equipment	(2,840,550)
Net cash used in investing activities	(2,795,334)

Cash flows from financing activities:
Net change in note receivable – stockholder	(123,259)
Payments on capital lease obligation	(5,828)
Proceeds from exercise of common stock options	25,602
Purchase of treasury stock	(4,890)
Net cash used in financing activities	(108,375)
Net increase in cash	7,509,346
Cash – beginning of year	7,946,782
Cash – end of year	$15,456,128
Supplemental disclosures of cash flow information:
Interest paid	$230

See accompanying notes to the consolidated financial statement.

(1)	Description of Business and Summary of Significant Accounting Policies

(a)	Description of Business
Dotomi, Inc. was incorporated in June 2000 as a Delaware Corporation. The Company provides a platform for marketing relationships between their customers and consumers through the web.
Dotomi, Inc. offers personalized media programs to multi-channel retailers, travel aggregators and financial services. The Company provides site-based remarketing, database acquisition and retention programs, campaign management, creative design, and performance analysis services. The turnkey approach allows decisions such as the banner creative and media placement to be determined in real time at the user and impression level. By making every online impression unique, the end consumers enjoy more meaningful advertisements and advertisers benefit from higher returns.
Dotomi Ltd. (the Subsidiary) is a wholly owned Israeli subsidiary of Dotomi, Inc. Dotomi Ltd. commenced operations in 2000 and is primarily engaged in research and development activities.

(b)	Principles of Consolidation
The consolidated financial statements include the accounts of the Parent and the Subsidiary (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in the consolidation.

(c)	Management Estimates and Assumptions
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant estimates include, but are not limited to, the allowance for doubtful accounts, and deferred tax valuation allowance. Future events and their effects cannot be predicted with certainty; accordingly, accounting estimates require the exercise of judgment. Accounting estimates used in the preparation of these consolidated financial statements change as new events occur, as more experience is acquired, as additional information is obtained and as the operating environment changes.

(d)	Cash
The Company may, from time to time, maintain cash balances that exceed Federal Depository Insurance Corporation limits. Restricted cash is maintained in accordance with the Company's office lease agreement (see further discussion in note 7 below).

(e)	Accounts Receivable and Allowance for Doubtful Accounts
Accounts receivable are uncollateralized customer obligations due under normal trade terms granted by the Company on the basis of each customer's own creditworthiness. Management makes estimates of the amount of billed and unbilled accounts receivable that may not be collected from clients. In making these estimates, management specifically analyzes individual client balances, the composition of the aging of accounts receivable, historical bad debts, customer creditworthiness and current economic trends, and considers the Company's overall experience with estimating uncollectible amounts. As of December 31, 2010, the accounts receivable balance was $14,993,536, including unbilled accounts receivable of $122,427, and net of allowance for doubtful accounts of $371,647. Unbilled accounts receivable are billed according to the billing terms in the related customer agreements.

(f)	Property and Equipment
Property and equipment are stated at cost. Depreciation is determined using the straight-line method over the estimated useful lives of the assets, which are as follows:

Estimated useful life (years)
Computers, equipment and software	2 - 5
Furniture and fixtures	2 - 5
Leasehold improvements	Lesser of useful life or lease term
Property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. There were no impairment charges for the year ended December 31, 2010.

(g)	Revenue Recognition
Revenues include fees earned from the use of the Company's platform. Revenues are derived from the use of the platform based on the delivered amount of advertising impressions to the Company's customers and the billing rates stipulated in the related customer agreements, subject to maximum amounts in certain arrangements. Revenues are recognized in the period the impressions are served provided that collection of the resulting receivable is reasonably assured. There are three primary means of billing revenue as follows:

•	CPM (cost per thousand): Revenue recognition in a CPM arrangement is based on the cost per thousand impressions served for a specific marketing campaign.

•	CPA (cost per action): Revenue recognition in a CPA arrangement is based on a specific action, such as a purchase, as defined by the customer in the agreement.

•	Revenue Share: Revenue recognition in a Revenue Share arrangement is based on a fixed percentage of revenue that is driven from each incremental transaction.

(h)	Research and Development
The Company expenses research and development costs as incurred but capitalizes certain software development costs subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon completion of a working model. The Company does not incur any costs between the completion of the working model and the point at which the product is ready for general release. During the year ended December 31, 2010, the Company expensed all research and development costs as incurred.

(i)	Income Taxes
The Company reports under an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the consolidated financial statements and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted lax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred income tax assets to the amounts expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred income tax assets and liabilities.
The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. We record interest and penalties related to unrecognized tax benefits as a component of income tax expense.

(j)	Stock-Based Compensation
The Company recognizes the cost of all stock-based compensation arrangements in the consolidated financial statements based on their fair value. The Company uses the Black-Scholes model as its method of valuation for share-based payment awards. The Company's determination of fair value of share-based payment awards on the date of grant using the Black-Scholes model is affected by the Company's assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to, the Company's estimated stock price volatility over the term of the awards and an expected risk-free rate of return. If factors change and the Company uses different assumptions for estimating stock-based compensation expense associated with awards granted in future periods, stock-based compensation expense may differ materially in the future from that recorded in the current period.

The Company records compensation expense for share-based awards using the straight-line method, which is recorded into earnings over the vesting period of the award. Stock-based compensation expense for stock option and restricted stock grants for the year ended December 31, 2010 was $249,101. See note 6 for further information on the Company's stock-based compensation.

(2)	Prior Period Adjustment
The opening balance of the accumulated deficit at December 31, 2009 has been decreased by $276,616 to $9,556,044 and the opening balance of additional paid in capital at December 31, 2009 has been decreased by $276,616 to $27,531,667. These decreases represent adjustments to restate previously reported stock-based compensation expense.

(3)	Property and Equipment
Property and equipment consists of the following as of December 31:

2010
Computers, equipment and software	5,348,575
Furniture and fixtures	75,837
Leasehold improvements	480,481
5,904,893
Less accumulated depreciation	2,217,375
$3,687,518
Depreciation expense for the year ended December 31, 2010 was $1,118,347.

(4)	Related Party Transactions
The Company loaned an employee $38,668 in December 2009. The note is due at the earlier of the employee's termination for any reason from the Company, the occurrence of a change of control transaction as defined in the employee's related restricted stock agreement, or December 17, 2019. The note bears interest, compounded annually at 4.14%. The note is secured by 650,000 shares of common stock.
The Company loaned an employee $120,000 in September 2010. The note is due at the earlier of the employee's termination for any reason from the Company, the occurrence of change of control transaction as defined in the employee's related restricted stock agreement, or August 25, 2020. The note bears interest, compounded annually at 3.79%. The note is secured by 1,050,000 shares of common stock.
Total interest income accrued as of December 31, 2010 was $3,260.

(5)	Stockholders' Equity
Preferred Stock
As of December 31, 2010, the Company has 18,783,719 shares of $0.001 par value preferred stock authorized of which 313,055 are designated as Series A‑l Convertible Preferred Stock (Series A‑1 Preferred Stock), 789,960 as Series A‑2 Convertible Preferred Stock (Series A‑2 Preferred Stock), 2,857,952 as Series B Convertible Preferred Stock (Series B Preferred Stock), 5,072,752 as Series C Convertible Preferred Stock (Series C Preferred Stock), and 9,750,000 Series D Convertible Preferred Stock (Series D Preferred Stock) (collectively, “Preferred Stock”).
The Series A‑l, A‑2, B, C, and D Preferred Stock have the following rights and preferences:
Conversion: Each share of Series A‑l, A‑2, B, C, and D Convertible Preferred Stock is convertible into such numbers of share of common stock, as determined by dividing the applicable original purchase price of such Convertible Preferred Stock by the related conversion price. The conversion price per share of each class of the Convertible Preferred Stock is as follows:

Class	Conversion price
A-1	$1.52
A-2	0.76
B	1.48
C	1.68
D	1.00
Conversion is at the option of the holder; however, it is automatic upon the closing of an initial public offering resulting in net proceeds of at least $30,000,000 and at an offering price per share greater than or equal to $5.00, or upon the decision of at least a majority of the then outstanding Preferred stockholders.
Voting Rights: The Preferred Stockholders are entitled to the number of votes equal to the number of shares of common stock into which the shares of Preferred Stock held by each holder are then convertible.
Dividends: The Preferred Stockholders are entitled to noncumulative dividends, in preference of the common stockholders, when and if declared by the Board of Directors. No dividends have been declared through December 31, 2010.
Liquidation: The Series A‑l, A‑2, B, C and D Preferred Stockholders are entitled to receive $1.83 per share, $0.76 per share, $1.77 per share, $2.10 per share, and $1.00 per share, respectively, as adjusted for certain events, plus declared but unpaid dividends, upon the liquidation, dissolution or winding up of the Company.
Redemption: The Company's Preferred Stock is not redeemable.
Warrants: In October 2007, the Company issued warrants to purchase 40,000 shares of Series D Preferred Stock at an exercise price of $1.00 per share. The warrants expire in October 2014.
Common Stock
As of December 31, 2010, the Company has 40,000,000 shares of $0.001 par value common stock authorized of which 11,477,140 are issued and 3,410,279 are reserved for issuance upon exercise of common stock options.
During 2010, 144,188 employee stock options were exercised for gross proceeds of $25,602.
During 2000, the Company issued 76,915 warrants to purchase the Company's common stock at a purchase price of $0.001 per share. The warrants are exercisable upon the occurrence of certain events, as defined by the warrant agreement. None of these warrants have been exercised as of December 31, 2010.
Treasury Stock

During 2010, the Company purchased 61,468 shares of its common stock for cash consideration in the amount of $4,890. Additionally, the Company entered into a restricted stock agreement with a certain key executive for 1,050,000 shares of common stock (see note 6), of which 633,559 shares were granted from treasury stock. All shares granted from treasury stock were recorded at an average price of $0.009 per share, the average share price at which the treasury stock was originally repurchased. The remaining difference was recorded to additional paid‑in capital.

(6)	Share-Based Compensation
On April 1, 2004, the Board of Directors adopted the Dotomi, Inc. 2003 Stock Option and Incentive Plan (the Plan). Under the terms of the Plan, incentive stock options (ISOs) may be granted to officers and employees and nonqualified stock options and other equity awards, such as restricted stock, may be granted to directors, consultants, employees and officers of the Company. The awards vest over a period determined by the Board of Directors, and options expire not more than ten years from date of grant. Vested options may be exercised at any time by written notice to the Company and accompanied by payment in full for the purchase price of such shares. The Company issues the shares from the authorized Common Stock and delivers a certificate representing such shares as soon as practicable after the notice is received.
As of December 31, 2010, the Company authorized 12,122,441 shares of common stock reserved for issuance under the Plan, of which 7,982,250 shares have been issued for restricted stock awards, 2,443,887 shares are outstanding for stock option awards, 729,912 shares related to stock option awards have been exercised, and 966,392 shares are available for future grants. Compensation cost related to restricted stock and stock option awards was $161,101 and $88,000, respectively for the year ended December 31, 2010, and is reflected in general and administrative expenses on the accompanying consolidated statement of income.
Restricted Stock
The Company began granting restricted stock awards in 2007. Restricted stock awards granted to key executives and certain of its employees generally vest over a four-year period. The recipient of the restricted stock award is restricted from selling, transferring, or otherwise disposing of the restricted shares unless such shares are subsequently registered under the Securities Act of 1933. If the employment of any recipient of a restricted stock grant terminates for any reason, the Company has the option, but not the obligation, to repurchase all or any portion of the unvested shares.
In 2010, the Company entered into a restricted stock agreement with a certain key executive. Under the agreement, 1,050,000 shares of common stock were issued at no cost and vest over a period of time through January 2014.
During the year ended December 31, 2010, restricted stock actively under the Plan is as follows:

	Restricted shares	Weighted average grant date fair value
Unvested as of December 31, 2009	2,304,598	$0.15
Granted	1,050,000	0.34
Vested	(1,235,233)	0.17
Forfeited	(61,468)	0.16
Unvested as of December 31, 2010	2,057,897	$0.24
The fair value of restricted stock that vested during the year ended December 31, 2010 was $208,767. As of December 31, 2010 there was $439,699 of total unrecognized stock-based compensation related to unvested restricted stock awards. The weighted-average remaining vesting period is 2.63 years for these awards.
The Company recognizes compensation expense for only the portion of restricted stock awards that are expected to vest. Therefore, the Company has estimated expected forfeitures of restricted stock awards. In developing a forfeiture rate estimate, the Company considered its historical experience. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.
Stock Option Plan
During the year ended December 31, 2010, stock option activity under the Plan is as follows:

	Option shares	Weighted average exercise price per share	Weighted average remaining contractual life (years)
Outstanding as of December 31, 2009	2,003,345	$0.34	6.39
Granted	918,150	0.88
Exercised	(144,188)	0.18
Cancelled	(333,420)	0.25
Outstanding as of December 31, 2010	2,443,887	$0.56	6.46
Exercisable as of December 31, 2010	1,462,715	$0.42	4.66
The following table summarizes information on stock options outstanding as of December 31, 2010:

Exercise price	Number of options	Weighted average remainaing contractual life (years)	Weighted average exercise price (per share)	Number of options	Weighted average exercise price (per share)
$0.44	292,684	3.02	$0.44	292,684	$0.44
$0.52	741,653	3.97	0.52	741,653	0.52
$0.11	213,621	5.99	0.11	204,035	0.11
$0.16	176,554	7.13	0.16	111,660	0.16
$0.18	183,525	8.35	0.18	43,275	0.18
$0.28	358,100	9.07	0.28	36,075	0.28
$1.42	477,750	9.72	1.42	33,333	1.42
	2,443,887	6.46	$0.56	1,462,715	$0.42
As of December 31, 2010, there is approximately $189,938 of total unrecognized stock‑based compensation expense related to unvested stock option awards. This remaining cost is to be recognized over the period through December 2013.
During the year ended December 31, 2010, the Company used the Black‑Scholes option‑pricing model to value option grants and to determine the related compensation expense. The assumptions used in calculating the fair value of share‑based payment awards represent management's best estimations. The Company computes its expected volatility based on the volatilities of certain publicly traded peer companies.
Management believes that the historical volatility of the Company's stock price does not best represent the expected volatility of the stock price. The Company is privately held and therefore lacks company‑specific historical and implied volatility information. The Company intends to continue to consistently use the same group of publicly traded peer companies to determine volatility in the future until such a time that sufficient information regarding the volatility of the Company's share price becomes available or that the selected companies are no longer suitable for this purpose.
The risk‑free interest rate used for each grant is equal to the U.S. Treasury yield curve in effect at the time of grant for in effect at the time of grant for instruments with a similar expected term. The expected term of options granted was determined based on the average of the vesting term and the contractual lives of all options awarded after January 1, 2006.
The Company recognizes compensation expense for only the portion of options that are expected to vest. Therefore, the Company has estimated expected forfeitures of stock options. In developing a forfeiture rate estimate, the Company considered its historical experience. If the actual number of forfeitures differs from those estimated by management, additional adjustments to compensation expense may be required in future periods.
For the year ended December 31, 2010, the following table provides the assumptions used in determining the fair value of the share-based awards:

2010
Risk-free rate	.90% - 1.39%
Expected term (years)	1.77
Expected volatility	59.8%
Expected dividend yield	—%
The weighted-average grant date fair value of options granted in 2010 was $803,427.

(7)	Operating Leases
The Company leases office space in Chicago, Illinois under a noncancelable lease agreement which expires in July 2014. Under the agreement, the Company is required to make fixed monthly rental payments, which are subject to certain escalation clauses. Furthermore, the Company was required at lease inception to maintain a restricted cash balance in the amount of $200,000 through August 1, 2009, when a gradual decline in the amount of the restricted cash required began, subject to certain provisions. As of December 31, 2010, the related restricted cash balance was $160,055. In conjunction with the lease, the lessor funded approximately $350,000 for certain improvements to the leased property. The Company recognized rent expense on the straight-line basis in accordance with accounting principles generally accepted in the United States. Included on the accompanying balance sheet is $305,870 of deferred rent related to the straight-line rent calculation.
Additionally, the Company leases equipment under a noncancelable lease agreement expiring in June 2012. Under the agreement, the Company is required to make fixed monthly rental payments, which are subject to certain escalation clauses.
Rent expense incurred under all lease arrangements amounted to approximately $468,000 for the year ended December 31, 2010.
Future minimum lease payments due under these noncancelable lease agreements as of December 31, 2010 are as follows:

Year ending December 31	Amount
2011	$506,231
2012	520,224
2013	534,746
2014	317,770
2015	—
$1,878,971

(8)	Contingencies and Other Commitments

(a)	Litigation

In the normal course of business, the Company is a party to various matters involving disputes and/or litigation. While it is not possible at this time to determine the ultimate outcome of these matters, management believes that the ultimate liability, if any, will not be material to the consolidated financial statements.

(9)	Income Taxes
The components of the income tax provision, net, are as follows for the year ended December 31:

2010
Current:
Federal	$2,046,483
State	264,559
Foreign	56,462
2,367,504

Deferred:
Federal	2,738,800
State	724,328
Foreign	—
3,463,128
$5,830,632
Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. The temporary differences and carryforwards, which give rise to a significant portion of the Company's net deferred income tax asset as of December 31, 2010 and 2009, are as follows:

2010
Net operating loss and tax credit carryforwards	$2,397,476
Depreciation and amortization	(630,991)
Prepaid expenses	(164,190)
Reserves and accruals	275,578
$1,877,873
As of December 31, 2010, the Company had federal net operating loss carryforwards of approximately $6,899,581.
The federal carryforwards expire at various dates through 2027 and are subject to review and possible adjustments by the Internal Revenue Service. The occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforward available to be used in any given year. Generally, state net operating losses may be carried forward for a range of 5 to 10 years, depending on the tax laws of the related jurisdiction. The Company had established a full valuation allowance against its net deferred tax assets as of December 31, 2008. In 2009, the Company reversed its valuation allowance. The most significant items raising the tax rate above the statutory rate are state income taxes and certain adjustments to the rate for deferred taxes.
The Subsidiary is currently engaged in discussions with the Israeli Tax Authorities for a potential tax assessment attributable to intercompany transactions that occurred during the years 2000 through 2004.
The Company is contesting the proposed income allocations and is in the process of a competent authority proceeding under the United States/Israel Income Tax Treaty.  At this time, the Company is not able to assess the likely outcome of the competent authority proceeding and whether the ultimate outcome could have a material effect on the consolidated financial statements.

(10)	Concentrations
During the year ended December 31, 2010, the Company provided a substantial portion of its services to one customer. Services provided to this customer, in the aggregate, represented approximately 22% of the Company's total revenues for the year then ended. Amounts included in accounts receivable relating to this customer totaled approximately $2,035,776 as of December 31, 2010.

(11)	401(k) Retirement Plan
The Company sponsors a 401(k) retirement plan (the Plan) for all eligible employees. Eligible employees may elect to contribute 1% to 60% of their gross salary not to exceed federal tax law limitations. Company matching contributions are optional and are limited by federal tax law. For the year ended December 31, 2010, the Company elected to match 50% of participant contributions up to $1,000 per participant.
The Plan also contains a discretionary profit sharing provision. The Company did not elect to make any discretionary profit sharing contributions for the year ended December 31, 2010.

(12)	Subsequent Events
The Company's management has evaluated all known subsequent events from the date of the balance sheet through May 17, 2011, the date the accompanying financial statements were available to be issued, and is not aware of any material subsequent events occurring during this period.